UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                       8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 31, 2001


                        AMERICAN COMMERCE SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                     33-98682                    05-0460102
(State or Other Jurisdiction     (Commission File No.)         (Irs Employer Id
      of Incorporation)                                             Number)


                       1400 Chamber Dr., Bartow, FL 33830
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (863) 533-0326


                           JD AMERICAN WORKWEAR, INC.
                    46 Old Flat River Rd., Coventry, RI 02816
          (Former Name or Former Address, If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On January 31, 2001, JD American Workwear, Inc. completed a name change authorized by the shareholders in their meeting December 15, 2001 to American Commerce Solutions, Inc. The new trading symbol AACS also became effective simultaneously.


Date: March 6, 2001                     By: /s/ Seven D. Smith
                                            ------------------------------------
                                            Steven D. Smith
                                            President